SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHOICEPOINT INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-2309650

(State of Incorporation or Organization)	IRS Employer Identification No.

1000 Alderman Drive	30005

Alpharetta, Georgia

(Address of Principal Executive Offices)	(Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

     Securities Act registration statement file number to which this form relates:                 (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Rights to Purchase	New York Stock Exchange

Common Stock

     Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

(Title of Class)

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

     On July 30, 2002, ChoicePoint Inc., a Georgia corporation (“ChoicePoint”), further amended the Rights Agreement, dated October 29, 1997 (the “Plan”), between ChoicePoint and SunTrust Bank, a Georgia banking corporation, as Rights Agent, to increase the Purchase Price (as defined in the Plan) of the Rights (as defined in the Plan) from $45 (after giving effect to stock splits) to $180, reflecting increases in the market price of ChoicePoint’s common stock, $0.10 par value per share, since the Purchase Price was set in the Plan in 1997.

ITEM 2.      EXHIBITS

     The following exhibits are filed as part of the Registration Statement:

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 in ChoicePoint’s Registration Statement on Form S-1. (Commission File No. 333-30297), filed June 30, 1997).

3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 in ChoicePoint’s Form 10-K (Commission File No. 001-13069), filed March 29, 2002).

4.1	Rights Agreement, dated as of October 29, 1997, by and between ChoicePoint Inc. and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4.02 in ChoicePoint’s Form 8-A (Commission File No. 001-13069), filed November 5, 1997).

4.2	Amendment No. 1 to the Rights Agreement, dated as of June 21, 1999 (incorporated by reference to Exhibit 4.02 in ChoicePoint’s Form 8-A/A (Commission File No. 001-13069), filed August 17, 1999).

4.3	Amendment No. 2 to the Rights Agreement, dated as of February 14, 2000 (incorporated by reference to Exhibit 4.1 in ChoicePoint’s Form 8-K (Commission File No. 001-13069), filed February 15, 2000).

4.4	Amendment No. 3 to the Rights Agreement, dated as of July 30, 2002.

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHOICEPOINT INC.

	By:	/s/ J. Michael de Janes

J. Michael de Janes General Counsel and Secretary

Dated: July 30, 2002

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EXHIBIT INDEX

     The following exhibits are filed as part of the Registration Statement:

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 in ChoicePoint’s Registration Statement on Form S-1. (Commission File No. 333-30297), filed June 30, 1997).

3.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2 in ChoicePoint’s Form 10-K (Commission File No. 001-13069), filed March 29, 2002).

4.1	Rights Agreement, dated as of October 29, 1997, by and between ChoicePoint Inc. and SunTrust Bank, Atlanta (incorporated by reference to Exhibit 4.02 in ChoicePoint’s Form 8-A (Commission File No. 001-13069), filed November 5, 1997).

4.2	Amendment No. 1 to the Rights Agreement, dated as of June 21, 1999 (incorporated by reference to Exhibit 4.02 in ChoicePoint’s Form 8-A/A (Commission File No. 001-13069), filed August 17, 1999).

4.3	Amendment No. 2 to the Rights Agreement, dated as of February 14, 2000 (incorporated by reference to Exhibit 4.1 in ChoicePoint’s Form 8-K (Commission File No. 001-13069), filed February 15, 2000.

4.4	Amendment No. 3 to the Rights Agreement, dated as of July 30, 2002.

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